FOR IMMEDIATE RELEASE

Exide Technologies Announces

First Quarter of Fiscal 2005 Earnings Results

- Conference Call Scheduled For Thursday, August 12 at 2:00 PM ET -

Lawrenceville, N.J. – August 12, 2004 - Exide Technologies (NASDAQ: XIDE), a global leader in stored electrical energy solutions, today announced financial results for the first quarter of fiscal 2005 ended June 30, 2004.

As a result of the Company’s emergence from Chapter 11 on May 5, 2004, financial results for the quarter are split between “Successor Company” and “Predecessor Company.” For the period April 1 to May 5, 2004, Exide (Predecessor Company) reported net income of $1.749 billion, including an extraordinary gain from the discharge of liabilities of $1.56 billion, related Fresh Start accounting adjustments of $228.4 million and reorganization costs associated with the bankruptcy of $18.4 million. For the period May 6 to June 30, 2004, Exide (Successor Company) reported net income of $33.6 million, including a non-cash gain of $43.6 million from the mark-to-market of warrants issued as part of the Company’s Plan of Reorganization and reorganization costs of $1.7 million.

For purposes of the presentation of results of operations, unless otherwise indicated, the results of the Predecessor Company for the period April 1, 2004 through May 5, 2004 have been combined with the results of the Successor Company for the period subsequent to emergence.

Combined consolidated net income for the quarter was $1.782 billion, including the extraordinary gain from the discharge of liabilities of $1.56 billion, related Fresh Start accounting adjustments of $228.4 million and reorganization costs associated with the bankruptcy of $20.1 million. First quarter results also included the non-cash gain of $43.6 million from the mark-to-market of warrants issued by the Company. Excluding reorganization items and the mark-to-market gain, higher lead prices in the quarter, which were partially offset by higher average selling prices and cost reductions, negatively affected earnings.

Consolidated net sales for the first quarter of fiscal 2005 rose nearly 5% to $612.5 million from $584.6 million in the first quarter of fiscal 2004, largely due to favorable currency exchange rates and the effect of pricing actions.

“We have made continued progress this quarter executing our restructuring and strategic growth initiatives,” said Craig H. Muhlhauser, President and Chief Executive Officer of Exide Technologies. “We are focused on strengthening Exide’s position as an industry leader and creating long-term value for our shareholders. The Company remains committed to successfully implementing our restructuring plans while improving our operating cash flow, driving cost reductions, improving quality, developing new business and mitigating the impact of increasing lead prices on our financial results. Key to our success is Exide’s employee commitment to delivering innovative technologies and products and superior service and solutions to our customers worldwide. We have the financial foundation in place to support our future growth and profitability.”

As previously stated, results for the first fiscal quarter of 2005 reflect the implementation of Fresh Start accounting in accordance with the Company’s emergence from Chapter 11. Adopting Fresh Start reporting has resulted in material adjustments to the historical carrying values of the Company’s assets and liabilities, and has required the Company to allocate the reorganization value to its assets based upon estimated fair values. The Company’s Form 10-Q, being filed with the U.S. Securities and Exchange Commission, provides a discussion of the effects of Fresh Start accounting on earnings.

Transportation Business

For its Transportation business, the Company reported income of $10.4 million before reorganization items, income taxes, minority interest and cumulative effect of change in accounting principle compared to $23.8 million in the first quarter of fiscal 2004. The reduction in reported income was principally attributable to the impact of higher lead costs and Fresh Start accounting adjustments affecting depreciation and inventory.

Net sales were $377.9 million for the first fiscal quarter of fiscal 2005 compared to $357.3 million for the same period in fiscal 2004. Currency effects improved Transportation net sales in the first quarter of fiscal 2005 by approximately $10.8 million. The remaining change in net sales was due to higher average selling prices and third-party lead sales.

Transportation revenues in North America declined slightly due to reduced unit volumes, principally in the aftermarket channel, while European volumes declined slightly in the original equipment channel. Average selling prices for the first quarter of fiscal 2005 were higher than the first quarter of fiscal 2004, primarily from the effect of lead-related pricing adjustments.

Industrial Energy Business

For the Industrial Energy business, the Company reported income of $10.4 million before reorganization items, income taxes, minority interest and cumulative effect of change in accounting principle compared to $14.0 million in the first quarter of the previous fiscal year.

Net sales were $234.7 million for the first quarter of fiscal 2005 compared to $227.3 million for the same period in fiscal 2004. Currency positively impacted Industrial Energy net sales in the first quarter of fiscal 2005 by approximately $11 million. Lower telecommunication market volumes in Asia and competitive pricing pressures in Europe, within both the original equipment and aftermarket channels were partially offset by higher forklift battery volumes in North America and Europe.

Lead Pricing

During the quarter, the average price of lead, which comprises approximately one-third of the Company’s cost of goods sold, was €674 ($813 USD) per metric tonne on the London Metal Exchange versus the prior year first quarter average of €402 ($456 USD) per metric tonne. Exide continues to implement programs to help mitigate the impact of higher and volatile prices for lead on both segments of the Company’s business. The adverse impact of these higher lead prices on cost of goods sold for the first quarter was approximately $25 million. The Company estimates that it recovered approximately 50-60% of these higher lead costs through pricing and related actions during the first quarter of fiscal 2005. Cost of goods sold was also negatively impacted from higher depreciation and the step-up of inventories due to Fresh Start reporting by approximately $3.0 million and $2.6 million respectively. The Company’s initiatives for reducing the impact of higher lead prices on earnings and cash flow include selective pricing actions, programs to secure higher return rates on spent batteries from customers and hedging strategies.

Conference Call Details

Craig H. Muhlhauser, President and Chief Executive Officer, and Ian Harvie, the Company’s Interim Chief Financial Officer, will host a conference call for members of the investment community to discuss financial results from the first quarter of fiscal 2005 and general business operations at 2:00 PM Eastern Time on Thursday, August 12, 2004. The conference call will include a brief question-and-answer session with senior management. The domestic dial-in number is 800-231-5571; international callers should dial 973-582-2703.

For individuals unable to participate in the conference call, a telephone replay will be available from 5:00 PM Eastern Time on August 12, 2004 until midnight on August 20, 2004. The domestic replay number is 877-519-4471; international callers may dial 973-341-3080. The passcode is 5024212. An audio webcast of the conference call can also be accessed via www.exide.com and will be available for one week. RealPlayer or Windows Media Player will be required in order to access the webcast.

About Exide Technologies

Exide Technologies, with operations in 89 countries and fiscal 2004 net sales of approximately $2.5 billion, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s two global business groups – industrial energy and transportation – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, fuel-cell load leveling, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles. Further information about Exide, including its financial results, is available at www.exide.com.

Forward-looking Statements

The five-year business plan included in the Company’s Chapter 11 Disclosure Statement was not intended to be earnings guidance. Given market volatility, including substantial increases in the price of lead and other commodities, and the Company’s ongoing restructuring, the Company is not providing earnings guidance at this time.

This press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future

CONFIDENTIAL DRAFT - NOT FOR RELEASE OR DISTRIBUTION (AUGUST 11, 2004) 2:50 PM

taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities requires, (ix) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations, (x) the Company’s exposed to fluctuations in interest rates on its variable debt, (xi) general economic conditions, (xii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xiii) the Company’s reliance on a single supplier for its polyethylene battery separators and (xiv) the Company’s ability to obtain a waiver from the Internal Revenue Service for its calendar year 2003 and 2004 pension funding requirements.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

Media and Investor Contact

Chuck Burgess

The Abernathy MacGregor Group, Inc.

212-371-5999

clb@abmac.com